Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-54438, 333-125279 333-258366, 333-273077, and 333-280534 on Form S-8 of our report dated March 6, 2025, relating to the consolidated financial statements of Entravision Communications Corporation and the effectiveness of Entravision Communication Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 6, 2025